As filed with the Securities and Exchange Commission on November 20, 2008.
Registration No. 333-151827

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LendingClub Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6199	51-0605731
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

LendingClub Corporation
440 North Wolfe Road
Sunnyvale, CA 94085
(408) 524-1540
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Renaud Laplanche, Chief Executive Officer
LendingClub Corporation
440 North Wolfe Road
Sunnyvale, CA 94085
(408) 524-1540
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Meredith B. Cross
Erika L. Robinson
Wilmer Cutler Pickering Hale and Dorr LLP
1875 Pennsylvania Avenue, NW
Washington, D.C. 20006
(202) 663-6000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the Registration Statement on Form S-1 (File No. 333-151827) of LendingClub Corporation (“Lending Club”) (as amended and supplemented, the “Registration Statement”). The purpose of this Post-Effective Amendment is to supplement and revise the Prospectus dated as of October 13, 2008 (the “Prospectus”) to reflect that, for member loans initially posted on or after November 25, 2008, assuming that the SEC has declared this Post-Effective Amendment No. 1 effective (A) Lending Club will raise the minimum FICO score required of a prospective borrower member from 640 to 660, (B) Lending Club will revise the interest rates assigned to member loans for the Lending Club loan grades A4 through G5, and (C) Lending Club will increase the origination fees to be paid by borrower members to Lending Club upon successful closing of a member loan with loan grades B through G.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2008

PROSPECTUS SUPPLEMENT (DISCLOSURE REPORT NO. 1)
(TO PROSPECTUS DATED OCTOBER 13, 2008)

$600,000,000

Member Payment Dependent Notes

This prospectus supplement updates the prospectus dated October 13, 2008, filed pursuant to Rule 424(b)(3) with the Securities and Exchange Commission on October 14, 2008 to reflect changes we have made in (1) the minimum required borrower member FICO score, (2) interest rates on our member loans and (3) origination fees paid to us by borrower members.

You should read this prospectus supplement together with the prospectus. This prospectus supplement is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement supersedes the information contained in the prospectus. This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the prospectus, including all amendments and supplements thereto.

The prospectus and this prospectus supplement relate to up to $600,000,000 in principal amount of Member Payment Dependent Notes issued by Lending Club. In this prospectus supplement, we refer to our Member Payment Dependent Notes as the “Notes.” We will issue the Notes in series. Each series will correspond to a single consumer loan originated through our platform to one of our borrower members. In the prospectus and this prospectus supplement, we refer to these consumer loans generally as “member loans,” and we refer to the member loan funded with the proceeds we receive from a particular series of Notes as the “corresponding member loan” for the series. The terms of the Member Payment Dependent Notes are set forth in the prospectus and this prospectus supplement.

This offering is highly speculative and the Notes involve a high degree of risk. Investing in the Notes should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 12 of the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is          , 2008.

A.	Minimum Borrower Member FICO Score Increased to 660

Effective November 25, 2008, the minimum FICO score that prospective borrower members are required to have will be raised from 640 to 660. The following references to our prior minimum FICO score of 640 are hereby amended to reflect the increase to 660: page 8 of the Prospectus, “Questions and Answers — What are the minimum credit criteria for borrower members?”; page 31 of the Prospectus, “About the Loan Platform — Overview”; pages 34 and 36 of the Prospectus, “About the Loan Platform — How the Lending Club Platform Operates — Minimum Credit Criteria and Underwriting”; and page 85 of the Prospectus, “Business — Overview — Business Strengths”.

B.	Changes in Interest Rates for Member Loans

Lending Club’s interest rate working group has determined to revise the interest rates assigned to member loans for each of the Lending Club loan grades between sub-grades A4 and G5, effective for all member loans initially posted on or after November 25, 2008. The following amends and supplements the disclosure on page 42 and 43 of the Prospectus to reflect these changes:

Set forth below is a chart describing the revised interest rates assigned to member loans for each of the Lending Club loan grades:

	Assumed	Lending Club	Adjustment for	Interest
Sub-Grade	Default Rate	Base Rate	Risk & Volatility	Rate

A 1	0.16%	7.05%	0.32%	7.37%
A 2	0.32%	7.05%	0.63%	7.68%
A 3	0.47%	7.05%	0.95%	8.00%
A 4	0.63%	8.05%	1.27%	9.32%
A 5	0.79%	8.05%	1.58%	9.63%
B 1	0.95%	9.05%	1.90%	10.95%
B 2	1.11%	9.05%	2.21%	11.26%
B 3	1.26%	9.05%	2.53%	11.58%
B 4	1.42%	9.05%	2.84%	11.89%
B 5	1.58%	9.05%	3.16%	12.21%
C 1	1.74%	9.05%	3.48%	12.53%
C 2	1.90%	9.05%	3.79%	12.84%
C 3	2.05%	9.05%	4.11%	13.16%
C 4	2.21%	9.05%	4.42%	13.47%
C 5	2.37%	9.05%	4.74%	13.79%
D 1	2.53%	9.05%	5.06%	14.11%
D 2	2.69%	9.05%	5.37%	14.42%
D 3	2.84%	9.05%	5.69%	14.74%
D 4	3.00%	9.05%	6.00%	15.05%
D 5	3.16%	9.05%	6.32%	15.37%
E 1	3.32%	9.05%	6.63%	15.68%
E 2	3.48%	9.05%	6.95%	16.00%
E 3	3.63%	9.05%	7.27%	16.32%
E 4	3.79%	9.05%	7.58%	16.63%
E 5	3.95%	9.05%	7.90%	16.95%
F 1	4.11%	9.05%	8.21%	17.26%
F 2	4.26%	9.05%	8.53%	17.58%
F 3	4.42%	9.05%	8.85%	17.90%
F 4	4.58%	9.05%	9.16%	18.21%
F 5	4.74%	9.05%	9.48%	18.53%
G 1	4.90%	9.05%	9.79%	18.84%
G 2	5.05%	9.05%	10.11%	19.16%
G 3	5.21%	9.05%	10.42%	19.47%
G 4	5.37%	9.05%	10.74%	19.79%
G 5	5.53%	9.05%	11.06%	20.11%

When the interest rate working group set the revised base rates described above, the interest rate for unsecured consumer credit published by the Federal Reserve, “commercial banks; all accounts,” in Federal Reserve Statistical

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Release G19 was 13.64%, and the average interest rate on 6-month certificates of deposit, “secondary market; monthly,” published by the Federal Reserve in Federal Reserve Statistical Release H15 was 2.85%. The average of these two interest rates was 8.24% (calculated as (13.64% + 2.85%)/2 = 8.24%). Applying the adjustments described above, the working group determined an adjustment of -1.19% for grades A1-A3, -0.19% for grades A4-A5 and 0.81% grades B1-G5. Therefore, the working group set the Lending Club base rate at 7.05% for grades A1-A3, 8.05% for grades A4-A5 and 9.05% for grades B1-G5.

The following amends and restates the chart on page 45 of the Prospectus, “About the Loan Platform — How the Lending Club Platform Operates — Illustration of Service Charge and Annual Returns For Fully Performing Loans of Each Sub-Grade and For Sub-Grades Based on the Assumed Default Rate” to update the hypothetical annual return information for the new interest rates:

Illustration of Service Charge and Annual Returns For Fully Performing Loans of Each Sub-Grade and For Sub-Grades Based on the Assumed Default Rate

							Reduction
			Reduction			Returns	in Return	Returns
			in Return			Assuming	(Assuming	Assuming
		Returns	(Assuming Full	Returns		Assumed	Assumed	Assumed
		Assuming Full	Performance)	Assuming Full		Default	Default Rate)	Default
		Performance	Due to	Performance	Assumed	Rate Before	Due to	Rate After
		Before	Lending	After Lending	Default	Lending	Lending	Lending
		Lending Club’s	Club’s 1.00%	Club’s 1.00%	Rate (as	Club’s 1.00%	Club’s 1.00%	Club’s 1.00%
Loan	Interest	1.00% Service	Service	Service	discussed	Service	Service	Service
Grade	Rate	Charge	Charge	Charge	above)	Charge	Charge	Charge

A1	7.37%	7.37%	0.679%	6.69%	0.16%	7.21%	0.678%	6.53%
A2	7.68%	7.68%	0.680%	7.00%	0.32%	7.36%	0.679%	6.68%
A3	8.00%	8.00%	0.681%	7.32%	0.47%	7.53%	0.679%	6.85%
A4	9.32%	9.32%	0.687%	8.63%	0.63%	8.69%	0.684%	8.00%
A5	9.63%	9.63%	0.688%	8.94%	0.79%	8.84%	0.685%	8.16%
B1	10.95%	10.95%	0.693%	10.25%	0.95%	10.00%	0.689%	9.31%
B2	11.26%	11.26%	0.694%	10.57%	1.11%	10.15%	0.690%	9.46%
B3	11.58%	11.58%	0.696%	10.88%	1.26%	10.32%	0.691%	9.63%
B4	11.89%	11.89%	0.697%	11.20%	1.42%	10.47%	0.691%	9.78%
B5	12.21%	12.21%	0.698%	11.51%	1.58%	10.63%	0.692%	9.94%
C1	12.53%	12.53%	0.700%	11.83%	1.74%	10.79%	0.693%	10.09%
C2	12.84%	12.84%	0.701%	12.14%	1.90%	10.94%	0.693%	10.25%
C3	13.16%	13.16%	0.702%	12.46%	2.05%	11.11%	0.694%	10.41%
C4	13.47%	13.47%	0.704%	12.77%	2.21%	11.26%	0.694%	10.57%
C5	13.79%	13.79%	0.705%	13.08%	2.37%	11.42%	0.695%	10.72%
D1	14.11%	14.11%	0.706%	13.40%	2.53%	11.58%	0.696%	10.88%
D2	14.42%	14.42%	0.708%	13.71%	2.69%	11.73%	0.696%	11.03%
D3	14.74%	14.74%	0.709%	14.03%	2.84%	11.90%	0.697%	11.20%
D4	15.05%	15.05%	0.710%	14.34%	3.00%	12.05%	0.698%	11.36%
D5	15.37%	15.37%	0.712%	14.66%	3.16%	12.21%	0.698%	11.51%
E1	15.68%	15.68%	0.713%	14.97%	3.32%	12.36%	0.699%	11.67%
E2	16.00%	16.00%	0.714%	15.29%	3.48%	12.52%	0.700%	11.82%
E3	16.32%	16.32%	0.716%	15.60%	3.63%	12.69%	0.700%	11.99%
E4	16.63%	16.63%	0.717%	15.92%	3.79%	12.84%	0.701%	12.14%
E5	16.95%	16.95%	0.718%	16.23%	3.95%	13.00%	0.702%	12.30%
F1	17.26%	17.26%	0.720%	16.54%	4.11%	13.15%	0.702%	12.45%
F2	17.58%	17.58%	0.721%	16.86%	4.26%	13.32%	0.703%	12.62%
F3	17.90%	17.90%	0.722%	17.17%	4.42%	13.48%	0.704%	12.77%
F4	18.21%	18.21%	0.724%	17.49%	4.58%	13.63%	0.704%	12.93%
F5	18.53%	18.53%	0.725%	17.80%	4.74%	13.79%	0.705%	13.08%
G1	18.84%	18.84%	0.726%	18.12%	4.90%	13.94%	0.706%	13.24%
G2	19.16%	19.16%	0.728%	18.43%	5.05%	14.11%	0.706%	13.40%
G3	19.47%	19.47%	0.729%	18.75%	5.21%	14.26%	0.707%	13.56%
G4	19.79%	19.79%	0.731%	19.06%	5.37%	14.42%	0.708%	13.71%
G5	20.11%	20.11%	0.732%	19.37%	5.53%	14.58%	0.708%	13.87%

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In addition, the following references to the range of interest rates are hereby amended to reflect the change from the previously disclosed range of 7.37% to 19.36% to the current range of 7.37% to 20.11%: page 3 of the Prospectus, “The Offering — Corresponding member loans to consumer borrowers”; page 9 of the Prospectus, “Questions and Answers — How do we set interest rates on member loans?”; page 41 of the Prospectus, “About the Loan Platform — How the Lending Club Platform Operates — Interest Rates” and page 77 of the Prospectus, “About Lending Club — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Revenues — Interest Income — Interest on Loans Held for Investment”.

C.	Increased Origination Fees for Loan Grades B through G

Effective November 25, 2008, Lending Club will increase the origination fees paid to Lending Club by borrowers upon successful closings of member loans with loan grades B through G. The following amends and restates the chart on page 51 of the Prospectus, “About the Loan Platform — How the Lending Club Platform Operates — Purchases of Notes and Loan Closings”:

Borrowers pay us an origination fee upon successful closing of the member loan. WebBank deducts the origination fee from the loan amount prior to disbursing the net amount to the borrower member and remits the fee to us. This fee is determined by the loan grade of the loan and currently ranges from 0.75% to 3.50% of the aggregate principal amount, as set forth in the chart below:

Lending Club
Loan Grade	Origination Fee

A	0.75%
B	2.25%
C	3.00%
D	3.50%
E	3.50%
F	3.50%
G	3.50%

In addition, the following references to the range of origination fees are hereby amended to reflect the change from the previously disclosed range between 0.75% and 3.00% to the current range between 0.75% and 3.50%: page 10 of the Prospectus, “Questions and Answers — How does Lending Club make money from the platform?” and page 77 of the Prospectus, “About Lending Club — Management’s Discussion and Analysis of Financial Condition and Results of Operations — Revenues — Interest Income — Borrower Origination Fees — Transferred Loans.”

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table indicates the expenses to be incurred in connection with the offering described in this Registration Statement, all of which will be paid by LendingClub Corporation. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount

Securities and Exchange Commission registration fee	$23,580
Accountants’ fees and expenses	$462,334
Legal fees and expenses	$2,227,650
Blue Sky fees and expenses	$367,419
Miscellaneous	$100,000

Total Expenses	$3,180,983

Item 14.	Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that the liability of the directors of Lending Club for monetary damages shall be eliminated to the fullest extent under applicable law.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 204 of the California General Corporation Law, to the extent it is applicable to Lending Club, permits a corporation to eliminate the personal liability of a director for monetary damages in an action brought by or in the right of the corporation for breach of a director’s duties to the corporation and its shareholders, except that a provision may not eliminate or limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing the director’s duties, of a risk of serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) for contracts or transactions between the director and the corporation or (vii) for approving a distribution, loan or guaranty in violation of California corporate law.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 317 of the California General Corporations Law likewise generally authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers who are parties or are threatened to be made parties to any proceeding (with certain similar exceptions) by reason of the fact that the person is or was an agent of the corporation, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation.

Our amended and restated certificate provides that we are authorized to provide indemnification of directors, officers, employees or other agents of Lending Club, or persons who are or were serving at the request of Lending Club as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, for breach of duty to Lending Club and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California General Corporation Law, subject, at any time Lending Club is subject to the California General Corporation Law, to the limits on such excess indemnification set forth in Section 204 of the California General Corporation Law described above.

Our bylaws provide that (i) Lending Club is required to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law, (ii) Lending Club may, in its discretion, indemnify other employees or agents to the extent permitted by applicable law, (iii) Lending Club is required to advance all expenses incurred by its directors and officers in connection with a legal proceeding, and may advance expenses to any employee or agent; provided, however, that such advancement of expenses shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person was not entitled to be indemnified, (iv) the rights conferred in Lending Club’s bylaws are not exclusive and (v) Lending Club may not retroactively amend the bylaws provisions relating to indemnity.

We have entered into indemnification agreements with each of our directors. These agreements require us, among other things, to indemnify such persons for all direct costs of any type or nature, including attorneys’ fees, actually and reasonably incurred by such person in connection with the investigation, defense or appeal of: (1) any proceeding to which such person may be made a party by reason of (i) such person’s service as a director or officer of Lending Club, (ii) any action taken by such person while acting as director, officer, employee or agent of Lending Club, or (iii) such person’s actions while serving at the request of Lending Club as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, and in any such case described above, whether or not serving in any such capacity at the time any liability or expense is or was incurred; or (2) establishing or enforcing a right to indemnification under the agreement.

Under these agreements, Lending Club is not obligated to provide indemnification: (1) on account of any proceeding with respect to (i) remuneration paid to such person in violation of law, (ii) an accounting, disgorgement or repayment of profits made from the purchase or sale by such person of securities of Lending Club against such person pursuant to the provisions of Section 16(b) of the Exchange Act, or other provisions of any federal, state or local statute or rules and regulations thereunder, (iii) conduct that was in bad faith, knowingly fraudulent or deliberately dishonest or constituted willful misconduct (but only to the extent of such specific determination), or (iv) conduct that constitutes a breach of such person’s duty of loyalty or resulting in any personal profit or advantage to which such person is not legally entitled; (2) for any proceedings or claims initiated or brought by such person not by way of defense; (3) for any amounts paid in settlement without Lending Club’s written consent; or (4) if such indemnification would be in violation of any undertaking appearing in and required by the rules and regulations promulgated under the Securities Act, or in any registration statement filed with the SEC.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 15.	Recent Sales of Unregistered Securities

Set forth below is information regarding shares of common and preferred stock issued, warrants exercisable for common and preferred stock issued, convertible notes issued and options granted by us since our inception. Also included is the consideration, if any, received by us for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a)	Issuances of Capital Stock, Warrants and Promissory Notes

On October 2, 2006, we issued and sold 335 shares of our common stock to our founder for a purchase price of $3.35 and in consideration of services rendered. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 15, 2006 and July 2, 2007, we issued and sold an aggregate of 231 shares of our common stock to 16 accredited investors for an aggregate purchase price of $2,209,268. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between May 30, 2007 and August 2, 2007, we issued warrants to purchase an aggregate of 25 shares of common stock to a corporate investor in consideration of the purchase of common stock and two non-employee individuals in consideration for services rendered, each at an exercise price of $0.01 per share. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On August 20, 2007, we implemented a 13,000-for-1 stock split, which resulted in the Company having 7,358,000 shares of common stock issued and outstanding on such date. This stock split did not involve the offer or sale of a security.

Between August 21, 2007 and October 4, 2007, we issued and sold an aggregate of 9,637,401 shares of our convertible Series A preferred stock to six accredited investors for an aggregate purchase price of $10,263,831, and in connection with these issuances we issued an additional 832,000 shares of our common stock to our existing stockholders for no additional consideration. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between December 10, 2007 and March 6, 2008, we issued warrants to purchase an aggregate of 646,009 shares of Series A preferred stock to three existing stockholders and our lenders at an exercise price of $1.065 per share. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On January 24, 2008, we issued convertible notes to two existing accredited investor stockholders for an aggregate purchase price of $1,000,000. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

Between April 25, 2008 and August 31, 2008, we issued and sold secured promissory notes and warrants to purchase an aggregate of 463,176 shares of our Series A convertible preferred stock to 20 accredited investors (four of which were existing shareholders) for an aggregate purchase price of $4,407,964. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On September 29, 2008, we issued and sold 3,802,817 shares of our Series A convertible preferred stock to three accredited investors, including two existing securityholders, for aggregate cash consideration of $4,050,000, and the Company issued 990,211 shares of Series A convertible preferred stock to these two existing securityholders in connection with the conversion of $1.0 million of convertible notes. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

On October 7, 2008, we issued warrants to purchase an aggregate of 37,558 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On October 16, 2008, we issued warrants to purchase 19,718 shares of Series Ac convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

On November 12, 2008, we issued warrants to purchase 19,718 shares of Series A convertible preferred stock to an existing lender at an exercise price of $1.065 per share. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act relative to sales by an issuer not involving any public offering.

Between October 22, 2008 and November 19, 2008, we issued and sold 276,995 shares of our Series A convertible preferred stock to four accredited investors, including one existing securityholder, for aggregate cash consideration of $295,000. No underwriters were involved in this issuance and sale of securities. These securities were sold in reliance on the exemption from the registration requirements of the Securities Act, as set forth in Section 4(2) under the Securities Act and Regulation D promulgated thereunder relative to sales by an issuer not involving any public offering.

(b)	Stock Options and Restricted Stock

Between January 22, 2007 and August 16, 2007, we granted stock options to purchase an aggregate of 1,508,000 shares of our common stock (65,000 of which are no longer outstanding) each with an exercise price of $0.27 per share, as adjusted, to employees and consultants pursuant to our 2007 plan or other written compensatory plans or arrangements. The shares of common stock issued upon exercise of options are deemed restricted securities for the purposes of the Securities Act.

The grants of stock options and the shares of common stock issuable upon the exercise of the options and the shares of restricted stock as described in this paragraph (b) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees and consultants, in reliance on the exemption provided by Section 3(b) of the Securities Act and Rule 701 promulgated thereunder.

Item 16.	Exhibits

The exhibits to the registration statement are listed in the Exhibit Index to this registration statement and are incorporated by reference herein.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Sunnyvale, California, on the 20th day of November 2008.

LENDINGCLUB CORPORATION

By:	/s/ Renaud Laplanche
Renaud Laplanche
Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title

/s/ Renaud Laplanche Renaud Laplanche		Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2008

/s/ Richard G. Castro Richard G. Castro		Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	November 20, 2008

* Jeffrey M. Crowe		Director	November 20, 2008

* Daniel Ciporin		Director	November 20, 2008

/s/ John G. Donovan John G. Donovan		Chief Operations Officer and Director	November 20, 2008

*By:	/s/ Renaud Laplanche Renaud Laplanche Attorney-in-Fact

Exhibit Index

Exhibit
Number		Description

3	.1*	Amended and Restated Certificate of Incorporation of LendingClub Corporation, as amended
3	.2*	Amended and Restated Bylaws of LendingClub Corporation
4	.1*	Form of Member Payment Dependent Note (included as Exhibit A in Exhibit 4.2)
4	.2*	Form of Indenture between Lending Club Corporation and Wells Fargo Bank, National Association
4	.3*	Form of Note Purchase Agreement
5	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
8	.1*	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
10	.1*	Form of Loan Agreement
10	.2*	Form of Borrower Membership Agreement
10	.3*	Amended and Restated Loan and Security Agreement between LendingClub Corporation and Silicon Valley Bank
10	.4*	Loan and Security Agreement between LendingClub Corporation, the Gold Hill Lenders, Gold Hill Venture Lending 03, LP and Silicon Valley Bank, as amended
10	.5*	LendingClub Corporation 2007 Stock Incentive Plan
10	.6*	Form of Secured Promissory Note
10	.7*	Form of Warrant
23	.1*	Consent of Armanino McKenna LLP
23	.2*	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
24	.1*	Powers of Attorney (included on signature page)
25	.1*	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 of Trustee under the Indenture

*	Previously filed.